UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2021

W&T Offshore, Inc.
(Exact name of registrant as specified in its charter)

1-32414
(Commission File Number)
Texas		72-1121985
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

5718 Westheimer Road, Suite 700 Houston, Texas 77057
(Address of Principal Executive Offices)

713.626.8525
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.00001	WTI	New York Stock Exchange

Item 1.01 Entry into a Material Definitive Agreement.

On January 6, 2021, W&T Offshore, Inc. (together with its guarantor subsidiaries, the “Company”) entered into a Waiver, Consent to Second Amendment to Intercreditor Agreement and Fifth Amendment to Sixth Amended and Restated Credit Agreement (the “Fifth Amendment”) dated as of January 6, 2021, among the Company, certain of its guarantor subsidiaries, Toronto Dominion (Texas) LLC, individually and as administrative agent, and certain of the Company’s lenders and other parties thereto (as heretofore amended, the “Credit Agreement”). The Fifth Amendment, which became effective as of January 6, 2021, amends the Sixth Amended and Restated Credit Agreement (the “Fifth Amendment”) dated as of October 18, 2018. The Fifth Amendment includes the following changes, among other things, to the Credit Agreement:

•	Reduces the borrowing base under the Credit Agreement from $215.0 million to $190.0 million.

•
Amends and waives certain hedging requirements for projected natural gas production volumes of the Company to the extent that certain identified existing hedge contracts may cause non-compliance with minimum swap requirements for hedged volumes for any test date related to any calendar quarterly period ended on or before December 31, 2022 and requires that all natural gas hedge contracts entered into after December 13, 2020 until the December 31, 2022 test date (or such earlier date as provided in the Fifth Amendment) shall be in the form of swaps and not collars or puts until swaps represent at least 50% of natural gas hedge positions for all months required to be hedged by the Credit Agreement.

•
Establishes procedures for the Company to propose additional hedge counterparties and directs the administrative agent to enter into hedge intercreditor agreements with one or more hedge counterparties from time to time.

•
Establishes a customary anti-cash hoarding prepayment requirement in the event the cash balances of the Company exceed $25.0 million (subject to customary adjustments) at the end of any calendar month.

Under the Fifth Amendment, the lenders under the Credit Agreement have also consented to certain conforming amendments necessitated by the Fifth Amendment proposed to be made to that certain Intercreditor Agreement among Toronto Dominion (Texas) LLC, as Original Priority Lien Agent and Wilmington Trust, National Association, as Second Lien Trustee and as Second Lien Collateral Agent, but have not yet been executed by parties to the Intercreditor Agreement.

As of December 31, 2020, the Company had $80.0 million in borrowings on its revolving credit facility and $4.4 million of letters of credit outstanding under the Credit Agreement.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fifth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above hereby is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1*
Fifth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of January 6, 2021, by and among W&T Offshore, Inc., Toronto Dominion (Texas) LLC, as administrative agent and the various agents and lenders and other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: January 12, 2021	By:	/s/ Shahid A. Ghauri
	Name:	Shahid A. Ghauri
	Title:	Vice President, General Counsel and Corporate Secretary

4